Exhibit 32.1

CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of Accentia Biopharmaceuticals, Inc. (the “Company”) for the three months ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Samuel S. Duffey, Chief Executive Officer, President and General Counsel of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2013

/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer; President; General Counsel

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Accentia Biopharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.